Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13(d)-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other of the attached statement on Schedule 13D and to all amendments to such statement.

IN WITNESS WHEREOF, the undersigned hereby executed this Agreement as of this 7th day of June, 2016.

/s/ Michael R. Cahill
Michael R. Cahill

PTARMAGIN, LLC

By:	/s/ Michael R. Cahill
Michael R. Cahill
Manager

THE FTPIL TRUST

By:	/s/ Michael R. Cahill
Michael R. Cahill
Authorized Trustee

THE 9990 TRUST

By:	/s/ Michael R. Cahill
Michael R. Cahill
Authorized Trustee

/s/ Richard P. Alden
Richard P. Alden